                                                                 Exhibit (d)(11)

                                   SCHEDULE A

LifePath Master Portfolios:

  (all percentages are expressed as a percentage of average daily net assets):

                                       Contractual
          Master Portfolio             Advisory Fee                                Advisory Fee Waiver
------------------------------------   ------------   ----------------------------------------------------------------------------
LifePath Retirement Master Portfolio       0.35%      With respect to each such Master Portfolio, an amount equal to the aggregate
LifePath 2010 Master Portfolio             0.35%      investment advisory fees and administration fees, if any, received by the
LifePath 2020 Master Portfolio             0.35%      Adviser or Barclays Global Investors, N.A. from each investment company in
LifePath 2030 Master Portfolio             0.35%      which such Master Portfolio invests as part of such Master Portfolio's asset
LifePath 2040 Master Portfolio             0.35%      allocation strategy that is part of the same "group of investment companies"
LifePath 2050 Master Portfolio             0.35%      (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) as such Master
                                                      Portfolio.

Money Market Master Portfolios:

   (all percentages are expressed as a percentage of average daily net assets)

                                           Contractual
          Master Portfolio                 Advisory Fee   Advisory Fee Waiver   Net Advisory Fee After Waiver
----------------------------------------   ------------   -------------------   -----------------------------
Money Market Master Portfolio                  0.10%              0.03%                     0.07%
Prime Money Market Master Portfolio            0.10%              0.03%                     0.07%
Government Money Market Master Portfolio       0.10%              0.03%                     0.07%
Treasury Money Market Master Portfolio         0.10%              0.03%                     0.07%

                                        MASTER INVESTMENT PORTFOLIO on behalf
                                        of each MASTER PORTFOLIO


                                        By: /s/ H. Michael Williams
                                            ------------------------------------
                                            H. Michael Williams
                                        Title: President and Chief Executive
                                               Officer

                                        BARCLAYS GLOBAL FUND ADVISORS


                                        By: /s/ Lee T. Kranefuss
                                            ------------------------------------
                                            Lee T. Kranefuss
                                        Title: Managing Director


                                        By: /s/ H. Michael Williams
                                            ------------------------------------
                                            H. Michael Williams
                                        Title: Managing Director

Amended and approved by the Board of Trustees of Master Investment Portfolio on March 25-26, 2008

Schedule A to Master Investment Potfolio Advisory Fee Waiver Agreement